Exhibit 21.1

Subsidiary	State of Incorporation or Organization	Name under which Subsidiary Conducts Business

The financial statements of the following entities were consolidated into the financial statements of the Registrant at December 31, 2006:

Dining In, Inc.	Missouri	Dining In, Inc.
Duke Acquisition, Inc.	Georgia	Duke Acquisition, Inc.
Duke Realty Ohio	Indiana	Duke Realty Ohio
Duke Construction Limited Partnership	Indiana	Duke Construction Limited Partnership
Duke Realty Construction, Inc.	Indiana	Duke Realty Construction, Inc.
Duke Realty Services, LLC	Indiana	Duke Realty Services, LLC
Duke Realty Services Limited Partnership	Indiana	Duke Realty Services Limited Partnership
Duke Realty Limited Partnership	Indiana	Duke Realty Limited Partnership
Duke Business Centers Corporation	Indiana	Duke Business Centers Corporation
Kenwood Office Associates	Ohio	Kenwood Office Associates
Duke-Weeks Construction Services, Inc.	Georgia	Duke-Weeks Construction Services, Inc.
Duke-Weeks Realty Services, Inc.	Georgia	Duke-Weeks Realty Services, Inc.
Duke Kentucky, Inc.	Kentucky	Duke Kentucky, Inc.
Dugan SSP Realty, LLC	Indiana	Dugan SSP Realty, LLC
Mark Center TMP, LLC	Delaware	Mark Center TMP, LLC
ADS Place Phase I, LLC	Delaware	ADS Place Phase I, LLC

The Registrant accounted for the following entities on the equity method at December 31, 2006:

B/D Limited Partnership	Indiana	B/D Limited Partnership
Campus Development, LLC	Ohio	Campus Development, LLC
Cincinnati Development Group LLC	Ohio	Cincinnati Development Group LLC
Dividend Discount Model.com LLC	Indiana	Dividend Discount Model.com LLC
Dugan Office, LLC	Indiana	Dugan Office, LLC
Dugan Realty, LLC	Indiana	Dugan Realty, LLC
Dugan Texas, LLC	Delaware	Dugan Texas, LLC
Duke Platinum, LLC	Indiana	Duke Platinum, LLC
DWT Gateway I, LLC	N. Carolina	One Gateway Centre, LLC
DWT Gateway II, LLC	N. Carolina	Two Gateway Centre, LLC
Duke-Hawk, LLC	Indiana	Duke-Hawk, LLC
Hillside Partnership One LP	Georgia	Hillside Partnership One
Horizon Park Developers, Inc.	Georgia	Horizon Park Developers, Inc.
Lamida Group, LLC	Indiana	Lamida Group, LLC
Lirector, Inc.	Illinois	Lirector, Inc.
Northwinds Land, LLC	Georgia	Northwinds Land, LLC
Park Fletcher Limited Partnership 2728	Indiana	Park Fletcher Limited Partnership 2728
Post Road Limited Partnership	Indiana	Post Road Limited Partnership
Cincinnati Development Group/Other Ventures LLC	Ohio	Cincinnati Development Group/Other Ventures LLC
Dugan Millenia LLC	Florida	Dugan Millenia LLC
Park Creek Venture	Indiana	Park Creek Venture
BD Adena Development LLC	Ohio	BD Adena Development LLC
BD Overlook Development, LLC	New Jersey	BD Overlook Development, LLC
BD Evansville Development, LLC	Indiana	BD Evansville Development, LLC
BD SMMC Development, LLC	Indiana	BD SMMC Development, LLC
BD Plainfield Development, LLC	Illinois	BD Plainfield Development, LLC
BD Clermont Development, LLC	Ohio	BD Clermont Development, LLC
BD Greenwood Development, LLC	Indiana	BD Greenwood Development, LLC
BD Kendall, LLC	Indiana	BD Kendall, LLC
BD Richmond Development, LLC	Virginia	BD Richmond Development, LLC
Physicians Office Building of Fort Wayne, LLC	Indiana	Physicians Office Building of Fort Wayne, LLC
BD St. Louis Development, LLC	Indiana	BD St. Louis Development, LLC
BD Miamisburg Development, LLC	Indiana	BD Miamisburg Development, LLC
AD Pembroke Gardens, LLC	Indiana	AD Pembroke Gardens, LLC
Shoppes of Montage, LLC	Indiana	Shoppes of Montage, LLC
Browning/Duke, LLC	Delaware	Browning/Duke, LLC
DRCS, LLC	Delaware	DRCS, LLC
P&L Duke 3630 Peachtree, L.P.	Georgia	P&L Duke 3630 Peachtree, L.P.
Quantico Real Estate, LLC	Delaware	Quantico Real Estate, LLC
Lafayette Real Estate, LLC	Delaware	Lafayette Real Estate, LLC

The Registrant accounted for the following entity on the cost method at December 31, 2006:

Pinnacle Media, LLC	Indiana	Pinnacle Media, LLC